Exhibit 99-1

NewLake Capital Partners Appoints Dina Rollman to Board of Directors and Declares Fourth Quarter 2024 Dividend of $0.43 per Share

NEW CANAAN, Conn., December 12, 2024 (GLOBE NEWSWIRE) – NewLake Capital Partners, Inc. (OTCQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced the appointment of Dina Rollman to its Board of Directors (the “Board”), effective immediately, and announced its fourth quarter dividend.

Appointment of Dina Rollman to the Board

The expansion of the Board to eight members is part of a planned transition for the anticipated retirement of Mr. Peter Kadens, who has served on the Board since 2019, and informed the Company he will not stand for reelection at the Annual Meeting of Stockholders to be held in June of 2025. Ms. Rollman is recognized for her leadership and involvement in legal and regulatory affairs in the cannabis industry and will be an important member of the Board as the Company navigates the evolving regulatory landscape for the cannabis industry.

“It has been an incredible five years since the inception of NewLake, and I’m immensely proud of the company we have built,” said Peter Kadens, Board Member of NewLake. “My decision to step down from the Board is rooted in my belief that board positions should not be held indefinitely; it is essential to create space for new perspectives and ideas. I have had the privilege of knowing Dina for over 10 years, she is an exceptional leader, and I have full confidence in her abilities to contribute meaningfully to NewLake’s continued success.”

“We are grateful for the positive impact Peter has had on shaping NewLake in its formative years,” said Gordon DuGan, Chairman of the Board. “His knowledge of the cannabis industry has been indispensable, and he will be missed. We wish Peter all the best as he focuses more time on his philanthropic endeavors. We look forward to Dina joining our Board. She has significant cannabis industry experience from one of the leading operators in the sector, with the regulatory knowledge and insight that is so critical to navigating this dynamic industry.”

“I am honored to join NewLake’s Board and to be able to contribute to the ongoing success and growth of this incredible organization during such an exciting time for the cannabis industry. With meaningful growth opportunities in an evolving landscape, I am eager to contribute my experience and insights to help shape the future of NewLake,” said Dina Rollman.

Ms. Rollman is currently the CEO and a Board member of Powr Plant Inc., which owns StrainBrain, an AI-powered software technology used in the regulated cannabis industry. She is also the co-founder of KND Group, LLC, a law and consulting firm specializing in highly regulated industries, including cannabis. Before joining Powr Plant Inc., Ms. Rollman spent nine years at Green Thumb Industries ("GTI"), serving first as in-house regulatory compliance and legal counsel and then transitioning to Senior Vice President for Government Affairs. She played an instrumental role in GTI’s rapid license expansion and its IPO in 2018.

Dividend

In addition, NewLake’s Board of Directors has declared a fourth quarter 2024 cash dividend of $0.43 per share of common stock. The dividend is equivalent to an annualized dividend of $1.72 per common share and is payable on January 15, 2025, to common stockholders of record at the close of business on December 31, 2024.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 32 cultivation facilities and dispensaries that are leased to single tenants on a triple-net basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue,” “on-going” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
NewLake@kcsa.com
PH: (212) 896-1254

Media Contact:
Ellen Mellody
KCSA Strategic Communications
EMellody@kcsa.com
PH: (570) 209-2947
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